   THIS LOAN AGREEMENT (this "Loan Agreement") is made and entered into as of the 7th day of November, 1996 by and among SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership having its principal place of business at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815 ("Borrower"), SAUL SUBSIDIARY II LIMITED PARTNERSHIP, a Maryland limited partnership having its principal place of business at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815 ("CoBorrower"), and PFL LIFE INSURANCE COMPANY, an lowa corporation whose address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, NE, Cedar Rapids, lowa 52499-5223 ("Lender").



R E C I T A L S
---------------

A.   Borrower has applied to Lender for a loan (the "Loan") and Lender has agreed to make the Loan in the principal amount of up to $77,000,000.00, as evidenced by Lender's Third Revised Mortgage Loan Application and Commitment dated May 30, 1996, accepted by the Borrower and effective as of June 21, 1996 (the "Loan Commitment"). The principal amount of the Loan will be allocated among six separate promissory notes, secured by mortgages or deeds of trust on the Real Properties (hereinafter defined).

B.   Borrower, CoBorrower and Lender have entered into this Loan Agreement to set forth certain of the terms and conditions of the Loan, including certain terms related to the cross-default and cross-collateralization of the notes and mortgages and deeds of trust.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, it is hereby mutually agreed as follows:



1.       DEFINITIONS.

   The following terms as used in this Loan Agreement shall have the meanings set forth below:

   "Ashburn Village Shopping Center" means the Real Property described on Exhibit A-1 hereto and the improvements thereon consisting of a multi-tenant retail facility of approximately 108,204 net rentable square feet and approximately 603 parking spaces, having an address of 4410 Ashburn Village Boulevard, Loudoun County, Virginia 22070.

   "Avenel Business Park" means the Real Property described on Exhibit A-5 hereto and the improvements thereon consisting of a multi-tenant office facility of approximately 284,557 net rentable square feet and approximately 1,087 parking spaces, having an address of 200-213 Perry Parkway, Gaithersburg, Montgomery County, Maryland 20877.

   "Indebtedness" shall mean all sums that are owed or become due pursuant to the Notes or the Mortgages or Deeds of Trust or any of the other Loan Documents, including scheduled principal and interest payments, default interest, late charges, prepayment premiums, accelerated or matured principal balances, advances, collection costs (including attorneys' fees and expenses), receivership costs, fees and costs of the Trustees under the Deeds of Trust, and all other financial obligations of the Borrower and CoBorrower incurred in connection with the Loan transaction.

   "Leesburg Pike Shopping Center" means the Real Property described on EXHIBIT A-4 hereto and the improvements thereon consisting of a multi-tenant retail
---
facility of approximately 82,719 net rentable square feet and approximately 590 parking spaces, having an address of 3600 South Jefferson Street, Fairfax County, Virginia 22041.

   "Lumberton Plaza" means the Real Property described on EXHIBIT A-2 hereto and
                                                          -----------
the improvements thereon consisting of a multi-tenant retail facility of approximately 187,394 net rentable square feet and approximately 889 parking spaces, having an address of 1638 Route 36, Mt. Holly, Burlington County, New Jersey.

   "Loan Documents" shall mean the Notes, Deeds of Trust or Mortgages, Assignments of Leases and Rents, Indemnification Agreements, Environmental Indemnities, UCC financing statements, certificates and other instruments and agreements identified on EXHIBITS B-1 though B-6 attached hereto, and all other
                         ------------        ---
instruments and agreements now or hereafter evidencing, securing or pertaining to the Loan.

   "Mortgages" shall mean the mortgages and deeds of trust encumbering the Secured Properties as security for the Loan and more particularly described on Exhibits B-1 through B-6 attached hereto.
--------
   "Real Property" or "Real Properties" shall mean the parcels of real estate more particularly described IN EXHIBITS A-1 through A-5 attached hereto owned
                               ------------         ---
by Borrower and the parcel of real estate more particularly described in EXHIBIT
                                                                         -------
A-6 attached hereto owned by CoBorrower, each together with all rights,
---
privileges, easements and other appurtenances thereto and all improvements now or hereafter located thereon.

   "Secured Properties" shall mean the aggregate of all of the real and personal property defined in the Mortgages as the "Secured Property" thereunder.

   "Van Ness Square" means the Real Property described on EXHIBIT A-6 hereto and
                                                          -----------
the improvements thereon consisting of a multi-tenant office and retail facility of approximately 161,058 net rentable square feet and approximately 122 parking spaces, having an address of 4455 Connecticut Avenue, N.W., Washington, D.C. 20008.

   "Village Center" means the Real Property described on EXHIBIT A-3 hereto and
                                                         -----------
the improvements thereon consisting of a multi-tenant retail facility of approximately 142,577 net rentable square feet and approximately 500 parking spaces, having an address of 5600 Stone Road, Fairfax County, Virginia 22020.

2.      AGREEMENT TO BORROW.

   Borrower and CoBorrower agree to borrow the proceeds of the Loan in accordance with the terms of this Loan Agreement, the Loan Commitment and the other Loan Documents.

3.      LOAN ALLOCATION.

   3.1 Lender and Borrower and CoBorrower agree that the principal amount of the Loan shall be $77,000,000.00, which sum shall be evidenced by six separate promissory notes (each, a "Note" and together, the "Notes"), primarily allocated among the Real Properties as follows:

   $12,600,000.00 Consolidated, Amended and Restated Promissory Note of Borrower (the "Ashburn Village Shopping Center Note") primarily allocated to Ashburn Village Shopping Center;

   $9,100,000.00 Note of Borrower (the "Lumberton Plaza Note") primarily allocated to Lumberton Plaza;

   $10,150,000.00 Amended and Restated Promissory Note of Borrower (the "Village Center Note") primarily allocated to Village Cent -;

   $12,900,000.00 Amended and Restated Promissory Note of Borrower (the "Leesburg Pike Shopping Center Note") primarily allocated to Leesburg Pike Shopping Center;

   $21,750,000.00 Amended and Restated Promissory Note of Borrower (the "Avenel Business Park Note") primarily allocated to Avenel Business Park; and

   $10,500,000.00 Note of Borrower and CoBorrower, jointly and severally (the "Van Ness Square Note") primarily allocated to Van Ness Square.

   3.2 Borrower and CoBorrower have accepted and concur with this allocation of the principal amount of the Loan among the Real Properties and waive any and all objections to such allocation.

4.      PAYMENT OF MONTHLY INSTALLMENTS OF PRINCIPAL AND INTEREST.

   4.1 The Loan shall bear interest and be repayable on the terms and conditions specified in the Notes. The monthly installments of principal and interest becoming due and payable under the Notes shall be paid to Lender in one single monthly installment in the amount of $706,166.25 for the first sixty (60) installments and in the amount of $638,374.08 for the remaining installments due during the term of the Loan, unless and until Lender directs otherwise. In the event Borrower or CoBorrower elects to prepay any Note or Notes in full pursuant to Section 7 below, the aggregate monthly installments due under this section shall be reduced by the amount of the monthly installments attributable to the Note or Notes that have been fully prepaid. No partial prepayments of any Note or Notes, whether voluntarily or through application of casualty or condemnation proceeds or otherwise, shall reduce the amount or defer the due date of any scheduled installment of principal and interest due under the Notes and this Loan Agreement.

   4.2 Provided that amounts received by Lender pursuant to Section 4.1 are sufficient, such amounts shall be applied toward payment of monthly installments of principal and interest then due and payable under the Notes. If amounts received by Lender pursuant to Section 4.1 are insufficient for payment of all principal and interest then due and payable under the Notes or, if there then is a Default, Lender may apply amounts received pursuant to Section 4.1 or otherwise from Borrower or CoBorrower toward payment of any Indebtedness due to Lender under the Loan Documents as determined by Lender in its sole discretion.

   4.3 Lender shall have the right at any time and from time to time to notify Borrower and CoBorrower in writing that the Loan Documents specified by Lender in such writing no longer shall be cross-defaulted with this Loan Agreement, in which case, a Default hereunder would no longer constitute Default under such specified Loan Documents, and Default under such specified Loan Documents would no longer constitute Default hereunder.

5.      MONTHLY ESCROW PAYMENTS.

   5.1 The Mortgages require Borrower and CoBorrower to make monthly payments to Lender (the "Monthly Escrow Deposits") for Impositions and Insurance Premiums, as each of the terms are defined in the Mortgages, in such amounts and at such times determined pursuant to the provisions of the Mortgages.

   5.2 The Monthly Escrow Deposits pertaining to the Mortgages which are cross-defaulted with this Loan Agreement shall be paid to Lender in one single monthly installment unless and until Lender directs otherwise. The Monthly Escrow Deposits shall be and constitute additional security for repayment of the Loan, and Lender shall be entitled to apply such funds in partial payment of the indebtedness evidenced by the Notes or in satisfaction of any other obligations of Borrower and CoBorrower to Lender at any time a Default exists.

6.      SECURITY INSTRUMENTS.

   6.1 The Notes shall be secured by first priority mortgage or deed of trust liens and security interests in and to the Secured Properties. The aggregate principal balance of the Loan has been allocated to the Notes and to the Mortgages in proportion to the appraised values of the Secured Properties as of the date of this Agreement. This allocation is made solely for the purpose of determining the recordation, transfer or mortgage taxes ("Mortgage Taxes") to be paid upon recordation of the Mortgages in each of the jurisdictions in which the Secured Properties lie and is not intended to limit in any manner the extent or priority of the lien or security interest attaching to any of the Secured Properties.

   6.2 If, after the date of this Agreement, the statutes or regulations of any jurisdiction in which the Mortgages are recorded are changed or interpreted such that the extent, enforceablilty or priority of the lien and security interest in any Secured Property would be limited by the extent to which Mortgage Taxes based on the principal amount of the Loan allocated to such Secured Property have been paid, Borrower and CoBorrower shall immediately pay the full amount of any additional Mortgage Taxes to ensure that the full outstanding principal amount of the Loan is at all times secured at least to the extent of the full value of each Secured Property.

7.      PREPAYMENTS OF THE LOAN AND RELEASES OF SECURED PROPERTY.

   7.1 Borrower or CoBorrower, as applicable, may prepay any Note in full or in part and, in the case of a full prepayment of any Note, obtain a release of the Mortgage and other Loan Documents from the Secured Property to which such Note has been primarily allocated, upon satisfaction of the following conditions:

       (a) No Default shall then exist under any of the Loan Documents;

       (b) Lender shall be given not less than thirty (30) days' prior written notice of Borrower's or CoBorrower's intention to prepay any Note;

       (c) At the time of any prepayment, Borrower or CoBorrower shall pay all accrued interest on the principal balance of the Note being prepaid and all other sums due to Lender under the Loan Documents (except the principal and current month's accrued interest on the Notes not being prepaid);

       (d) Borrower or CoBorrower, as applicable, shall pay, in addition to all amounts due in prepayment of the Note, an amount equal to ten percent (10%) of the then-outstanding principal balance of the prepaid Note, which amount Lender will apply to reduce the principal balance or balances of one or more of the remaining Note or Notes as Lender determines in its sole discretion;

       (e) If the prepayment occurs during the first twelve (12) years of the term of the Loan, Borrower or CoBorrower, as applicable, shall pay a prepayment premium equal to the greater of (1 ) one percent of the principal amount of the prepayment, or (2) an amount that the parties agree will compensate the Lender for the loss of its bargained-for investment (the "Yield Protection Amount"). The Lender shall calculate the Yield Protection Amount as follows::

       (i) First, the Lender shall determine the annual percentage yield on U.S. Treasury securities maturing at the end of the term of the loan evidenced by this Note (the "Annual Treasury Instrument Yield"). The Annual Treasury Instrument Yield shall be determined as of ten (10) business days before the effective date of the prepayment. The Lender shall base its determination of the Annual Treasury Instrument Yield on the yield on U.S. Treasury instruments, as published in The Wall Street Journal (or, if The Wall Street Journal is not then
             -----------------------         -----------------------
being published or if no such reports are then being published in The Wall
                                                                  --------
Street Journal, as reported in another public source of information nationally
--------------
recognized for accuracy in the reporting of the trading of governmental securities). If no such instruments mature on the exact maturity date of the Note, the Lender shall interpolate the Annual Treasury Instrument Yield on a straight-line basis using the yield on the instrument whose maturity date most closely precedes that of the Note, and the yield on the instrument whose maturity date most closely succeeds that of the Note.

       (ii) Second, the Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing interest at the "bond equivalent" rate equal to the Annual Treasury Instrument Yield (the "Monthly Reinvestment Payment").

       (iii) Third, the Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing interest at the Note Rate (the "Monthly Coupon Rate Payment").

       (iv) Fourth, the Lender shall determine the present value of a series of monthly payments, each equal in amount to the amount by which the Monthly Coupon Rate Payment exceeds the Monthly Reinvestment Payment, received on the first day of each calendar month from and including the first day of the first full calendar month immediately following the effective date of prepayment to and including the Maturity Date, using the Annual Treasury Instrument Yield as the discount rate.

       (v) The present value of that series of payments is the "Yield Protection Amount."

       (f) If the prepayment occurs during the thirteenth year of the term of the Loan, Borrower or CoBorrower, as applicable, shall pay a prepayment premium equal to three percent of the principal amount of the prepayment. If the prepayment occurs during the fourteenth year of the term of the Loan, Borrower or CoBorrower, as applicable, shall pay a prepayment premium equal to two percent of the principal amount of the prepayment. If the prepayment occurs during the fifteenth and final year of the term of the Loan, Borrower or CoBorrower, as applicable, shall pay a prepayment premium equal to one percent of the principal amount prepayment, except that Borrower or CoBorrower, as applicable, shall not be required to pay any prepayment premium with respect to any full prepayment of the Loan that occurs during the 90-day period preceding the Maturity Date. The prepayment premium shall not apply to prepayments of the Loan occasioned by application of the additional principal payment required under Section 7.1 (d) nor to any mandatory prepayment under Section 21 below.

       (g) If Borrower or CoBorrower, as applicable, do not have the right to use casualty or condemnation proceeds under the terms of the Loan Documents for the purposes of repair or reconstruction or to remedy the effect of condemnation and Lender elects to apply those proceeds toward prepayment of the related Note, no prepayment premium will be due on the partial prepayment of the Note made through application of the casualty or condemnation proceeds or on the prepayment of any remaining balance of the related Note made during the ninety days following Lender's election. If Borrower or CoBorrower, as applicable has the right to use casualty or condemnation proceeds under the terms of the Loan Documents and elects not to use those proceeds for the purposes of repair or reconstruction or to remedy the effect of condemnation, the applicable prepayment premium shall be due on the full amount of any prepayment resulting from application of the casualty or condemnation proceeds or upon prepayment of the remaining balance of the related Note as if the prepayment were voluntary.

8.      DEFAULT AND CROSS DEFAULT.

   8.1 There shall be default ("Default") hereunder if there exists a Default under and as defined in any Note, Mortgage or other Loan Document now or at any time hereafter evidencing or securing the Loan.

   8.2 Borrower and CoBorrower agree that (i) Default under any one or more of the Loan Documents shall constitute a Default under each and every other Loan Document, and (ii) Lender unilaterally may release or waive any Default as it relates to any one or more of the Loan Documents at any time, provided that such waiver or release must be in writing and shall be effective only as to the Loan Documents specifically so designated.

9.      REMEDIES.

   Upon the occurrence of Default, Lender may declare the entire Indebtedness under the Notes, this Agreement and the other Loan Documents to be immediately due and payable without notice and may exercise any and all rights and remedies provided in any Mortgage (or all of them, at Lender's option) or in any of the other Loan Documents, or provided at law or in equity, including the right to obtain the appointment of a receiver for any one or more of the Secured Properties, foreclosure AGAINST ANY ONE or more of the Secured Properties, all in such order and manner as Lender may elect.

10.     WAIVERS.

   To the maximum extent permitted by law, Borrower and CoBorrower irrevocably and unconditionally waive and release any present or future rights (a) of redemption, (b) that may exempt any of the Secured Properties from any civil process, (c) to appraisal or valuation of any of the Secured Properties, (d) to extension of time for payment, (e) that may subject Lender's exercise of its remedies to the administration of any decedent's estate or to any partition or liquidation action, (f) to any homestead exemption, (g) to require marshaling of assets, and (h) that in any way would delay or defeat Lender's right to sell or cause any trustee to sell one or more of the Secured Properties for the purpose of satisfying the Indebtedness. Borrower and CoBorrower each waive any right either may have to contest, object to, except to or otherwise to dispute any lawful foreclosure sale or sales of the Secured Properties, whether all or any part of the Secured Property is bid in by Lender or by a third party, and whether the purchase price obtained at any such sale is paid through cancellation of all or a portion of the Indebtedness or in cash.

11.     COSTS OF COLLECTION.

   Borrower and CoBorrower agree that if a Default occurs, Borrower and CoBorrower shall pay Lender's reasonable legal fees and expenses in connection with the foreclosure and other litigation or enforcement or collection actions (whether or not suit is instituted) resulting from such Default.

12.     LOAN DOCUMENTS.

   For the purpose of evidencing the Loan and securing to Lender the repayment of the Loan, with interest thereon and all other amounts at any time due from Borrower or CoBorrower to Lender, and for the purpose of securing the performance by Borrower and CoBorrower of all of the covenants and undertakings set forth herein and in the Loan Documents, Borrower and CoBorrower, as appropriate, shall execute and deliver, or cause to be executed and delivered, as the case may be, each of the instruments and documents listed on Exhibits B-1
                                                                    ------------
though B-6 attached, each in form and substance satisfactory to Lender and its counsel.

13.     GOVERNING LAW.

   This Loan Agreement shall be construed and enforced according to, and governed by, the laws of the State of Maryland without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction. Lender's remedies against the Real Properties under the Mortgages shall be governed by the laws of the respective jurisdictions in which the Real Properties are situated as provided in the Mortgages.

14.     INCORPORATION OF LOAN COMMITMENT.

   All terms of the Commitment are incorporated in this Loan Agreement by reference, and shall survive the execution of this Loan Agreement and the other Loan Documents, although, in the event of a conflict, the terms of the Loan Documents shall prevail.

15.     NOTICES

   All notices, demands, consents, approvals and other communications given pursuant to this Loan Agreement must be in writing and must be sent by hand, or by telecopy (with a duplicate copy sent by ordinary mail, postage prepaid), or by postage prepaid, certified or registered mail, return receipt requested, or by reputable overnight courier service, postage prepaid, addressed to the party to be notified as set forth below.

If to Lender:

PFL LIFE INSURANCE COMPANY
c/o AEGON USA Realty Advisors, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, lowa 52499-5223
Attn: Mortgage Loan Department
Fax: (319) 369-2303

If to Borrower:

c/o Saul Centers, Inc.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815
(301) 986-6023
Attn: Vice President and Chief Financial Officer

If to CoBorrower:

c/o Saul Centers, Inc.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815
(301) 986-6023
Attn: Vice President and Chief Financial Officer

   Notices will be deemed given when delivered to Lender or to Borrower or CoBorrower, as applicable (regardless of whether delivered to the persons stated above to receive copies), by hand or when a legible copy is received by telecopier (provided receipt is verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection), or if mailed, three (3) days after mailing (or on the date of delivery for overnight courier service), with failure to accept delivery constituting delivery for this purpose. The parties agree to use reasonable efforts to provide the copies of Notices required above, but delivery of such copies shall not be required for effective delivery of Notice. Actual notice, however and from whomever given or received, will always be effective Notice when received. Lender may change its address for Notices set forth above by giving at least ten (10) days' prior Notice of such change in writing to Borrower and CoBorrower. Borrower or CoBorrower may change the addresses for Notices set forth above by giving at least thirty (30) days' prior Notice of such change in writing to Lender.

16.     RECOURSE TO BORROWER AND COBORROWER.

   Lender agrees that it shall not seek to enforce any monetary judgment against Borrower or CoBorrower except through recourse to the Secured Properties unless the obligation from which the judgment arises is a Recourse Obligation. Recourse Obligations include Lender's costs, expenses (including reasonable attorneys' fees), losses and damages caused by, or incurred in connection with, (i) waste, not including ordinary wear and tear, unless Borrower or CoBorrower fail to maintain the Real Properties with ordinary care; (ii) fraud or written material misrepresentation made by Borrower or CoBorrower; (iii) failure to pay taxes, assessments, ground rent or any other lienable impositions with respect to the Secured Properties as required under the Loan Documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds related to the Real Properties, or the unavailability to the Lender of condemnation proceeds because a lease of any Real Property grants a tenant the right to a portion of the owner's award (unless that portion is specifically allocated to the tenant's interest by the condemning authority); (v) failure while in monetary Default to pay to Lender all rents, income and profits of each Secured Property, net of reasonable and customary operating expenses of the respective Secured Property; (vi) failure to perform under the environmental covenants or indemnifications set forth in the Loan Documents; (vii) destruction or removal from any Real Property of fixtures or personal property securing the Loan, unless replaced by items of equal value; (viii) terminating, amending or entering into a lease of any Real Property in violation of the Loan Documents; or (ix) willful or grossly negligent violation of applicable law. In addition, Borrower and CoBorrower shall each have personal liability for the entire Indebtedness if Borrower or CoBorrower voluntarily transfers or encumbers any of the Secured Properties in contravention of the Loan Documents.

17.     SEVERABILITY.

   In the event that any one or more of the provisions of this Loan Agreement shall for any reason beheld to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Loan Agreement shall operate, or would prospectively operate, to invalidate this Loan Agreement, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Loan Agreement, and the remaining provisions of this Loan Agreement shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

18.     VARIATION IN PRONOUNS.

   All the terms and words used in this Loan Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this loan Agreement or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

19.     CAPTIONS.

   The section titles or captions contained in this Loan Agreement are provided for convenience only and shall not be deemed to define, limit or otherwise modify the scope or intent of this Loan Agreement.

20.     COUNTERPARTS.

   This Loan Agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same Loan Agreement and the signature page of any counterpart may be removed therefrom and attached to any other counterpart.

21.     MANDATORY PREPAYMENTS UNDER THE LEESBURG PIKE SHOPPING CENTER NOTE.

   21.1 Pursuant the appraisal review conducted by Lender under Section 4.2.1 of the Commitment, Lender approved funding the Loan in the principal amount of $75,000,000, representing aggregate loan-to-value ratio of 75%. At Borrower's request, Lender agreed to fund an additional $2,000,000 under the Loan as additional principal of the Leesburg Pike Shopping Center Note, based upon Borrower's representations to Lender that proposed improvements to the Leesburg Pike Shopping Center, currently in the preconstruction phase, and the new leases for the resulting expansion space will, upon completion of such work, support the additional principal balance of the Loan at the 75% loan-to-value ratio required by the Commitment. Lender agreed to fund the additional $2,000,000 upon the condition that an updated appraisal of the property to be performed after the completion of the improvements and occupancy of the expansion space by the new tenants, will demonstrate that the 75% loan-to-value ratio is met.

   21.2 Lender shall commission an updated appraisal of the Leesburg Pike Shopping Center (the "Leesburg Updated Appraisal") to be delivered to Lender upon completion of construction but in no event later than twelve months from the date of this Agreement. The appraisal shall be paid for by the Borrower and shall include the opinion of the appraisal firm, in a form satisfactory to Lender, as to the additional value added by the expansion space. The Leesburg Updated Appraisal is subject to the terms and procedures contained in Section
4.2.1 of the Commitment. If the review appraiser's opinion of the updated value of the Leesburg Pike Shopping Center is less than $17,667,000 (which is the current value determined pursuant to the procedures contained in Section 4.2.1 of the Commitment plus the amount which would support the $2,000,000 funding increase at a loan-to-value ratio of 75%), then Borrower shall make a principal prepayment under the Leesburg Pike Shopping Center Note sufficient to reduce the aggregate outstanding principal balance of the Loan to the amount that is $1,000,000 less than the aggregate principal balance that would produce an aggregate loan-to-value ratio of 75%, using as a total value, the review appraiser's conclusions as to value obtained from the Leesburg Updated Appraisal plus the aggregate values ,of the remaining Real Properties as determined by the appraisal process conducted pursuant to the Commitment at the time of funding. In no event shall the prepayment required under this section exceed $2,000,000. Any such principal prepayment shall be due and payable by Borrower in full, without prepayment premium, within thirty (30) days of Lender's notification of the amount of the prepayment determined to be due. The prepayment of principal under this section is unconditionally and irrevocably guaranteed by Saul Centers, Inc. under the Indemnification Agreement executed and delivered by Saul Centers, Inc. with respect to the Leesburg Pike Shopping Center Note.

   IN WITNESS WHEREOF, Borrower, CoBorrower and Lender have caused this Loan Agreement to be duly executed as of the day and year first above written.

SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership

By: Saul Centers, Inc., a Maryland corporation,
       General Partner
       By: B. Francis Saul II
       Chairman

SAUL SUBSIDIARY 11 LIMITED PARTNERSHIP, a
Maryland limited partnership

By: Saul Centers, Inc., a Maryland corporation,
       General Partner
       By: B. Francis Saul 11
       Chairman

PFL LIFE INSURANCE COMPANY, an lowa corporation

By:
   --------------------------------
Name:
Its:

                                  EXHIBIT B-1
                                  -----------
Ashburn Village
Shopping Center

$12,600,000 Consolidated, Amended and Restated Promissory Note from Saul Holdings Limited Partnership to the order of Lender

Consolidated, Amended and Restated Deed of Trust and Security Agreement from Saul Holdings Limited Partnership to William F. Roeder, Jr. securing the Ashburn Village Shopping Center Note and the obligations of Borrower and CoBorrower under the Loan Agreement

Assignment of Leases and Rents

Indemnification Agreement from Saul Centers, Inc.

Environmental Indemnity Agreement

Agreement Regarding Leasing

Financing statements made by Borrower, as Debtor, in favor of Lender, as Secured Party

Closing Certificate of Borrower and CoBorrower

                                  EXHIBIT B-2
                                  -----------
Lumberton Plaza

$9,100,000 Secured Promissory Note from Saul Holdings Limited Partnership to the order of Lender

Mortgage and Security Agreement from Borrower to Lender securing the Lumberton Plaza Note and the obligations of Borrower and CoBorrower under the Loan Agreement

Assignment of Leases and Rents

Indemnification Agreement from Saul Centers, Inc.

Environmental Indemnity Agreement
Agreement Regarding Leasing

Financing statements made by Borrower, as Debtor, in favor of Lender,as Secured Party;

Closing Certificate of Borrower and CoBorrower

                                  EXHIBIT B-3
                                  -----------
Village Center

$10,150,000 Amended and Restated Promissory Note from Saul Holdings Limited Partnership to the order of Lender

Amended and Restated Deed of Trust and Security Agreement from Saul Holdings Limited Partnership to William F. Roeder, Jr. securing the Village Center Note and the obligations of Borrower and CoBorrower under the Loan Agreement

Assignment of Leases and Rents

Indemnity Agreement from Saul Centers, Inc.

Environmental Indemnity Agreement

Agreement Regarding Leasing

Financing statements made by Borrower, as Debtor, in favor of Lender, as Secured Party;

Closing Certificate of Borrower and CoBorrower

                                  EXHIBIT B-4
                                  -----------
Leesburg Pike Shopping Center

$12,900,000 Amended and Restated Promissory Note from Saul Holdings Limited Partnership to the order of Lender

Amended and Restated Deed of Trust and Security Agreement from Saul Holdings Limited Partnership to William F. Roeder, Jr. securing the Leesburg Pike Shopping Center Note and the obligations of Borrower and CoBorrower under the Loan Agreement

Assignment of Leases and Rents

Indemnification Agreement from Saul Centers, Inc.

Environmental Indemnity Agreement

Agreement Regarding Leasing
Financing statements made by Borrower, as Debtor, in favor of Lender, as Secured Party

Closing Certificate of Borrower and CoBorrower

                                  EXHIBIT B-5
                                  -----------
Avenel Business Park

$21,750,000 Amended and Restated Deed of Trust Note from Saul Holdings Limited Partnership to the order of Lender

Consolidated, Amended and Restated Deed of Trust and Security Agreement from Saul Holdings Limited Partnership to Tamara S. Rickman securing the Avenel Business Park Note and the obligations of Borrower and CoBorrower under the Loan Agreement

Assignment of Leases and Rents

Indemnification Agreement from Saul Centers, Inc.

Environmental Indemnity Agreement

Agreement Regarding Leasing
Financing statements made by Borrower, as Debtor, in favor of Lender, as Secured Party

Closing Certificate of Borrower and CoBorrower

                                  EXHIBIT B-6
                                  -----------
Van Ness Square

$10,500,000 Secured Promissory Note from Saul Holdings Limited Partnership and Saul Subsidiary II Limited Partnership to the order of Lender.

Deed of Trust and Security Agreement from Saul Subsidiary II Limited Partnership to Tamara S. Rickman securing the Van Ness Square Note and the obligations of Borrower and CoBorrower under the Loan Agreement

Assignment of Leases and Rents

Indemnification Agreement from Saul Centers, Inc.

Environmental Indemnity Agreement

Agreement Regarding Leasing
Financing statements made by CoBorrower, as Debtor, in favor of Lender, as Secured Party

Closing Certificate of Borrower and CoBorrower